Exhibit 10.39
Omnibus Amendment to the
HCA Holdings, Inc.
Management Stockholder’s Agreements
                    , 2011
     WHEREAS, HCA Holdings, Inc. (the “Company”) has previously entered into Management Stockholder’s Agreements with certain management stockholders of the Company; and
     WHEREAS, the Board of Directors of the Company has determined that it would be in the best interest of the Company and its stockholders to amend each of the Management Stockholder’s Agreement as provided below to modify certain restrictions on the transferability of each management stockholder’s shares of Stock contained therein;
     NOW, THEREFORE, each of the Management Stockholder’s Agreements is hereby amended as follows:
     1. Amendment to Section 3.3(a). Section 3.3(a) of the Management Stockholder’s Agreement is hereby amended by deleting such section and replacing it in its entirety with the following:
          “3. Transferability of Stock.
     (a) The Management Stockholder agrees that he or she will not transfer any shares of Stock at any time during the period commencing on the date hereof and ending on the fifth anniversary of the Closing Date; provided, however, that during such period, the Management Stockholder may transfer shares of Stock during such time pursuant to one of the following exceptions: (i) transfers permitted by Sections 4 (but only for the period set forth therein), 5, 6 or 7; (ii) transfers permitted by clauses (II), (III) and (IV) of Section 2(a); (iii) a sale of shares of Common Stock pursuant to an effective registration statement under the Act filed by the Company, including upon the proper exercise of registration rights of such Management Stockholder under Section 10 (excluding any registration on Form S-8, S-4 or any successor or similar form); (iv) transfers permitted pursuant to the Sale Participation Agreement (as defined in Section 8); (v) transfers permitted by the Board or (vi) transfers to any of the Investors (any such exception, a “Permitted Transfer”); provided further, that the term “Stock” shall not include any shares of Common Stock purchased on or after the date of consummation of the IPO (i) in the open market, (ii) through a directed share program or (iii) through a direct stock purchase plan for the benefit of the Company’s employees and/or the public that is administered by a third party administrator. In addition, during the period commencing on the fifth anniversary of the Closing Date through the eighth anniversary of the Closing Date, a

Management Stockholder may only transfer shares of Stock to the extent that, at the time of any such transfer, the Management Stockholders Transfer Ratio for such Management Stockholder does not exceed the Investor Transfer Ratio. For purposes of this Section 3(a),
     (i) the “Management Stockholders Transfer Ratio” shall mean the quotient, expressed as a percentage, of (x) the aggregate number shares of Common Stock transferred (other than through Permitted Transfers described in clauses (ii) and (vi) of Section 3(a)) by the Management Stockholder Entities prior to and including the date of the proposed transfer (including for the avoidance of doubt shares of Common Stock proposed to be transferred on such date), as recorded on the books of the Company and/or reflected in any relevant documentation divided by (y) the aggregate number of shares of Common Stock (without duplication) which have been issued or are otherwise issuable (upon the exercise of Options or otherwise) to or have been or are otherwise owned by the Management Stockholder Entities prior to and including the date of the most recent Investor transfer and which are not subject to vesting or similar restrictions;
     (ii) the “Investor Transfer Ratio” shall mean the quotient, expressed as a percentage, of (x) the number shares of Common Stock transferred for value by the Investors (other than among Investors or to any of their respective affiliates or affiliated funds) on or prior to the relevant time divided by (y) the Aggregate Investor Ownership Share Number; and
     (iii) the “Aggregate Investor Ownership Share Number” shall mean the sum of (x) the product of (A) the aggregate number of shares of Common Stock issued and outstanding as of the Closing Date (but immediately after the Effective Time and giving effect to the issuance of Purchased Stock and Rollover Stock on the Closing Date), times (B) the Investors HoldCo Ownership Percentage as of the Closing Date (but immediately after the Effective Time and giving effect to the issuance of Purchased Stock and Rollover Stock on the Closing Date), times (C) the HoldCo Company Ownership Percentage as of the Closing Date (but immediately after the Effective Time and giving effect to the issuance of Purchased Stock and Rollover Stock on the Closing Date) and (y) the number of shares of Common Stock acquired or held directly (for the avoidance of doubt, without duplication of the ownership represented by clause (x)) by the Investors between the period from the Closing Date up to the relevant time at which the Investor Transfer Ratio is determined.”
     2. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Management Stockholder’s Agreements.
     3. All other provisions of the Management Stockholder’s Agreements shall remain in full force and effect, except to the extent modified by the foregoing.

     IN WITNESS WHEREOF, the undersigned has duly executed this Omnibus Amendment as of the date first written above.

HCA HOLDINGS, INC.
By:
Name:
Title:

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Counterpart Signature Page to
Omnibus Amendment to Management Stockholder’s Agreement
     The undersigned hereby agrees to be a party to, and to be bound by, the terms and provisions of the Omnibus Amendment to Management Stockholder’s Agreement. The undersigned hereby joins and executes said Omnibus Amendment to Management Stockholder’s Agreement, hereby authorizing this Counterpart Signature Page to be attached thereto.
     IN WITNESS WHEREOF, the undersigned has executed this Counterpart as of the         day of                     , 2011.

Name:

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